UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, Suite 2930

New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 8, 2019, Two Harbors Investment Corp. (“Two Harbors,” “we,” “our” or “us”) entered into an equity distribution agreement (“the “Equity Distribution Agreement”) with Credit Suisse Securities (USA) LLC, which we refer to as the “Sales Agent.” In accordance with the terms of the Equity Distribution Agreement, we may offer and sell up to 35,000,000 shares of our common stock, par value $0.01 per share (the “Shares”), from time to time through the Sales Agent.

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. The Sales Agent will be entitled to total compensation of up to 2% of the gross proceeds from the sale of the Shares sold under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-223311) (the “Registration Statement”), including the prospectus, dated February 28, 2018, and the prospectus supplement, dated February 8, 2019, as the same may be amended or supplemented.

The Company has agreed to indemnify the Sales Agent against certain specified types of liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agent may be required to make because of those liabilities. The Sales Agent or its respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and have provided and may in the future provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with our entry into the Equity Distribution Agreement, we have given notice of termination of our prior equity distribution agreement with JMP Securities LLC and Keefe, Bruyette & Woods, Inc., that was entered into on May

25, 2012 and under which we previously offered and sold 3,792,935 shares of common stock (as adjusted for our one-for-two reverse stock split on November 1, 2017) pursuant to previously filed prospectus supplements and accompanying prospectuses.

Item 8.01. Other Events

Two Harbors’ 2018 fourth quarter financial results are set forth on Exhibit 99.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Explanatory Note

Exhibit 23.1 includes the consent of Deloitte & Touche LLP to the incorporation by reference in our registration statements on Forms S-3 (Files Nos. 333-215177 and 333-223311) and S-8 (Files Nos. 333-204220 and 333-188875) of their report dated February 15, 2018 related to the financial statements of CYS Investments, Inc. as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016, and 2015.

(d)  Exhibits.  The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated February 8, 2019, by the Company and the Sales Agent.
5.1	Opinion of Stinson Leonard Street LLP with respect to the legality of the Shares.
8.1	Opinion of Sidley Austin LLP relating to certain tax matters concerning the Shares.
23.1	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1 hereto).
23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm for CYS Investments, Inc.
99.1	Two Harbors’ 2018 Fourth Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary

Date: February 8, 2019